UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2007
SAVE THE WORLD AIR, INC.

(Exact name of registrant as specified in charter)

Nevada	0-29185	52-2088326
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)
5125 Lankershim Boulevard, North Hollywood, California 91601
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (818) 487-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
          On January 8, 2007 the Company engaged Charles K. Dargan, II to serve as its Chief Financial Officer for a term of one year, subject to earlier termination on 30 days’ notice after the first three months. During the term, Mr. Dargan will receive a fee of $4,000 per month, which amount will be increased to $8,000 or more in months during which the Company files its periodic reports with the Securities and Exchange Commission. Mr. Dargan will be eligible to receive grants of stock options under the Company’s Stock Option Plan on terms and conditions to be agreed upon between the Company and Mr. Dargan. Mr. Dargan will be reimbursed for business expenses he incurs in connection with the performance of his services as the Company’s Chief Financial Officer.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b) As previously announced, on November 9, 2006, Eugene E. Eichler tendered his resignation as Chief Financial Officer of the Company, to become effective on the first to occur of January 31, 2007 or the appointment of a successor Chief Financial Officer. His successor was appointed by the Board of Directors of the Company effective January 8, 2007 and Mr. Eichler’s resignation as Chief Financial Officer became effective on and as of that date. Mr. Eichler will continue to serve as a Director of the Company.
     (c) Effective January 8, 2007, the Board of Directors appointed Charles K. Dargan, II, as Chief Financial Officer of the Company, to succeed Eugene E. Eichler in that position. Mr. Dargan has been a member of the board of directors of InterSearch Group Inc, an American Stock Exchange-listed provider of search and advertising services for the Internet, since May 2006. Since January 2003, Mr. Dargan has served as founder and principal of CFO 911, a provider of operational and managerial expertise, specifically in accounting and finance, to middle market companies. From March 2000 to the present, Mr. Dargan has been the chief financial officer of Semotus Solutions, Inc., an American Stock Exchange-listed wireless mobility software company since January 2001. Mr. Dargan also served as a director of Semotus from March 1999 to July 2002. Mr. Dargan also serves as a director of 411 Web Directory, Inc. and Anchor Audio, Inc. Mr. Dargan received his B.A. degree in Government from Dartmouth College, his M.B.A. degree and M.S.B.A. degree in Finance from the University of Southern California. Mr. Dargan’s engagement arrangement with the Company is described in item 1.01 above.

Item 9.01 Financial Statements and Exhibits

*10.1	Summary of Engagement Arrangement with Charles K. Dargan, II.

*	Management compensatory plan, contract or arrangement.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2007	SAVE THE WORLD AIR, INC.
	By:	/s/ Bruce McKinnon
Bruce McKinnon
Chief Executive Office and President